EXHIBIT 99.1

City National Corporation Releases Positive Results of 2015 Dodd-Frank Act Company-Run Capital Stress Test

LOS ANGELES, June 25, 2015 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today announced that it has released the positive results of its company-run 2015 Dodd-Frank Act Stress Test.

Results can be found in the Investor Relations section of City National's website at cnb.com under "Presentations and Events."

About City National

City National Corporation has $32.7 billion in assets. The company's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 75 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville and Atlanta. City National and its investment affiliates manage or administer $62.0 billion in client investment assets, including $48.4 billion under direct management.

On January 22, 2015, City National announced plans to merge with Royal Bank of Canada.  This transaction is expected to close later this year, pending regulatory approval and other customary closing conditions.

For more information about City National, visit the company's Website at cnb.com.

CONTACT: Investor Contact:
         Christopher J. Carey, 310.888.6777
         Chris.Carey@cnb.com

         Media Contact:
         Cary Walker, 213.673.7615
         Cary.Walker@cnb.com